UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 2, 2013

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2013, David Young resigned as the Chief Financial Officer of SemiLEDs Corporation (the “Company”).

On January 4, 2013, the Board of Directors of the Company appointed Timothy Lin to serve as Chief Financial Officer on an interim basis while it conducts a search for a permanent Chief Financial Officer.  Mr. Lin, 36, has served as the Company’s Deputy Controller since joining the Company in October 2010.  Prior to joining the Company, Mr. Lin was a Senior Manager at Ernst & Young (Taiwan) from October 2009 to October 2010 and a Manager at Deloitte & Touche (Taiwan) from June 2006 to October 2009.

Mr. Lin’s monthly base salary is 200,000 New Taiwan dollars (approximately $6,900). Mr. Lin is also eligible for a year-end bonus equivalent to two months of Mr. Lin’s then average base salary, subject to the achievement of performance targets as determined by the Company’s Chief Executive Officer.

There is no family relationship between Mr. Lin and any officer or director and, other than his compensation as an employee, no transaction that would require reporting pursuant to Item 404 of Regulation S-K.

Mr. Young has agreed to provide transition assistance to the Company for a period of time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2013

SemiLEDs Corporation

By:	/s/ Trung T. Doan
Name:	Trung T. Doan
Title:	Chairman and Chief Executive Officer